Exhibit 10.3

ESCROW AGREEMENT

THIS AGREEMENT, dated as of November 7, 2007, is made by and among UMB Bank, N.A., a national banking association organized and existing under the laws of the United States (the “Escrow Agent”); Diligent Board Member Services, Inc., a Delaware corporation (the “Company”), and Diligent Board Member Services, LLC,a Delaware limited liability company (the “Shareholder”).

This Agreement is executed pursuant to the terms of that certain Shareholder Restriction Deed dated as of November 1, 2007 (the “Deed”) between the Company and the Shareholder.

Each capitalized term which is used and not otherwise defined in this Agreement has the meaning which the Deed assigns to that term (which meanings are incorporated into this Agreement by this reference).

The Deed requires that, as of the date hereof, the Shareholder must deposit a stock certificate representing 14,000,000 shares (the “Escrow Shares”) of the common stock, par value US$0.001 per share, of the Company with the Escrow Agent, to be disbursed in accordance with the terms set forth herein, and the Shareholder has caused the Escrow Shares to be delivered to Escrow Agent contemporaneously with the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the above premises and of the mutual covenants and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

1.1 Appointment of the Escrow Agent; Deposit of the Escrow Shares. The Escrow Agent is hereby appointed as the Escrow Agent to hold and dispose of the Escrow Shares, to be delivered to the Escrow Agent by the Shareholder on or before December 31, 2007, together with all stock dividends and non-cash distributions thereon (the “Escrowed Property”) as hereinafter provided.

1.2 Distributions from Escrow Pursuant to a Claim by the Company. In the event the Shareholder is obligated to surrender all or a portion of the Escrow Shares to the Company in accordance with Section 3.2 of the Deed or the Company is entitled to a pledge of the Escrow Shares under the Loan and Security Agreement dated as of October 1, 2007, the Company will notify the Shareholder and the Escrow Agent in writing of the same and any pertinent details regarding the manner in which the number of shares to be surrendered was calculated. Such notice will instruct the Escrow Agent to deliver the Escrowed Property to the Company and also include an undertaking by the Company to reissue to the Shareholder and deliver to the Escrow Agent that number of Escrow Shares that are not being canceled together with a pro rata portion of any other Escrowed Property. Upon receipt of any notice hereunder from the Company, the Escrow Agent shall promptly forward a copy thereof to the Shareholder. Upon reasonable request, the Company will provide the Shareholder access to copies of documents pertinent to substantiating a claim.

1.3 Objections. If the Escrow Agent has not received an objection from the Shareholder to disbursement instructions delivered by the Company pursuant to Section 1.2 hereof by the close of business on the 10th business day following the Escrow Agent’s delivery of such notice to the Shareholder, on the 11th business day following such delivery the Escrow Agent will comply with such instructions. If objection to such instructions is received from the Shareholder prior to the close of business on the 10th business day following delivery of such notice, the Escrow Agent will not make any distributions pursuant to such instructions until the Escrow Agent has received notice that a Final Determination (as defined in Section 1.4 below) has been made, and may at its option act pursuant to Section 2.7.

1.4 Final Determination. For purposes of this Agreement, a “Final Determination” shall mean a determination of the entitlement to and amount of shares surrendered by (a) mutual agreement of the Company and the Shareholder evidenced by a writing signed by both the Company and the Shareholder; (b) a final order, decree or judgment in a litigation of the rights of the parties under this Agreement of a court of competent jurisdiction (provided that the time for appeal thereof shall have expired and no appeal shall have been taken); or (c) a final decision pursuant to binding arbitration if both the Company and the Shareholder agree to the submission of such determination thereto. The parties will each bear their own costs and expenses with respect to a Final Determination. The Escrow Agent shall have no duty hereunder to institute or defend any action for a Final Determination.

1.5 Distribution from Escrow upon Termination. If no notice is given by the Company pursuant to Section 1.2 prior to the Escrow Release Date, (as defined in the Deed, and which is no later than March 30, 2009), then the Escrowed Property shall be released to the Shareholder on the Escrow Release Date.

ARTICLE II

2.1 Investment of Escrowed Property. The Escrow Agent shall have no duty to invest the Escrowed Property and shall hold the Escrowed Property in the form received by it.

2.2 Escrow Agent Fees and Expenses. The Escrow Agent shall receive a one-time fee of US$2,000.00, which fee shall be non-refundable and paid in advance by the Company. The Company agrees to pay on demand the Escrow Agent’s costs and expenses, including, but not limited to, the fees and expenses of counsel to the Escrow Agent, incurred in connection with its duties hereunder.

2.3 Resignation. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to the Company and the Shareholder, specifying a date when such resignation shall take effect, which date shall be no less than thirty (30) days after Escrow Agent gives notice to the Company and the Shareholder. Upon such notice, a successor escrow agent shall be appointed with the unanimous consent of the Company and the Shareholder, such successor escrow agent to become Escrow Agent hereunder upon the resignation date specified in such notice. In the event a successor escrow agent has not been appointed at the expiration of such thirty (30) day period, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent. The Company and the Shareholder shall have the right at any time upon their mutual agreement to substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting and the Escrow Agent shall deliver the Escrowed funds to the successor escrow agent named in the aforesaid notice within ten (10) days, whereupon the duties and obligations of the Escrow Agent under this Agreement shall cease and terminate.

2.4 Duties. The Escrow Agent undertakes to perform such duties as are specifically set forth herein and shall be liable as a depository only with its duties being only those provided for in this Agreement and which are ministerial in nature and not discretionary. The Escrow Agent shall not be liable for any mistake of fact or error in judgment, or for acts or provisions of any kind taken in good faith and believed by it to be authorized or within the rights or powers conferred herein, unless there be shown willful misconduct or gross negligence on the part of the Escrow Agent. The Escrow Agent may conclusively rely, and shall be protected in acting or refraining from acting, on any written notice, instrument, or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so. The Escrow Agent shall have no responsibility for the contents of any writing contemplated herein and may rely without any liability upon the contents thereof. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution or validity of the documents or items deposited hereunder, nor for any description of property or other matter noted therein. The Escrow Agent shall not be liable for default by any party hereto because of such party’s failure to perform, and shall have no responsibility to seek performance by any party; nor shall it be liable for the outlawing of any rights under any statutes of limitation in respect to any documents or items deposited. The Escrow Agent shall not be liable for collection items or interest on such items until the proceeds of same in actual cash have been received. Escrow Agent’s duties shall be determined only with reference to this Escrow Agreement and applicable laws and Escrow Agent is not charged with knowledge of or any document or agreement. If in doubt as to its duties and responsibilities hereunder, Escrow Agent may consult with counsel of its choice and shall be protected and incur no liability in any action taken or omitted in connection with the advice or opinion of such counsel.

2.5 Payment of Expenses. The Escrow Agent may consult with counsel of its own choice and shall be entitled to reasonable reimbursement for its out-of-pocket expenses. The Escrow Agent shall not be obligated to take any action whereby the Escrow Agent will incur out-of-pocket expenses unless and until it shall have received evidence satisfactory to the Escrow Agent from the parties hereto that the Escrow Agent will be reimbursed for such expenses.

2.6 Indemnification. The Company and the Shareholder jointly and severally agree to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder, except in either case for liabilities incurred by the Escrow Agent resulting from its own willful misconduct or gross negligence, and the parties hereto jointly and severally agree to reimburse the Escrow Agent for all its expenses, including, among other things, counsel fees and court costs, incurred by reason of its position hereunder or actions taken pursuant hereto. Each party hereto agrees that the Escrow Agent shall not be liable to either of them for actions taken by the Escrow Agent pursuant to the terms hereof, except to the extent such actions involve the willful misconduct or gross negligence of the Escrow Agent.

2.7 Disputes. If any dispute or disagreement should arise among the parties hereto or any other party with respect to the Escrowed Property or this Agreement or if the Escrow Agent in good faith is in doubt as to what actions should be taken hereunder, the Escrow Agent will have the absolute right at its election to do either or both of the following: (i)  withhold or stop all further performance under this Agreement and all instructions received in connection herewith until the Escrow Agent is satisfied that such disagreement has been resolved, or (ii)  file a suit in interpleader and obtain an order from a court of appropriate jurisdiction requiring all persons involved to litigate in such court their respective claims arising out of or in connection with the Escrowed Property. Should a bill of interpleader be instituted, or should the Escrow Agent become involved in litigation in any manner whatsoever on account of this Agreement or the Escrowed Property deposited hereunder, the Shareholder and the Company hereby, jointly and severally, bind and obligate themselves to pay the Escrow Agent, in addition to any charge made hereunder for acting as Escrow Agent, reasonable attorneys’ fees incurred by the Escrow Agent and any other disbursements, expenses, losses, costs and damages in connection with and resulting from such litigation.

ARTICLE III

3.1 Effective Date and Termination. This Agreement will become effective at the time the Escrowed Property are deposited pursuant to this Agreement. Upon final distribution of the Escrowed Property all of the liabilities and obligations of the Escrow Agent in connection with the Escrowed Property and this Agreement will terminate, except that the indemnity provisions hereof that are for the benefit of the Escrow Agent shall continue in full force and effect for so long as the Escrow Agent may have any liabilities for any amounts for which it has been indemnified pursuant hereto.

3.2 Binding Effect and Entire Agreement. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement evidences the entire agreement between the Escrow Agent on the one hand and the Shareholder and the Company on the other hand.

3.3 Notices. All notices, requests and other communications under this Agreement will be in writing and will be deemed to have been duly delivered and received at the time either personally delivered or sent by certified mail, return receipt requested, postage prepaid, by the parties to this Agreement at the addresses set forth below or at such address as may be hereafter designated by notice delivered pursuant to this Section 3.3, except that notices to the Escrow agent will be effective only upon actual receipt by the Escrow Agent:

If to the Escrow Agent:
UMB Bank, N.A.
Corporate Trust and Escrow Services
1010 Grand Blvd., 4th Floor
Kansas City, MO 64106
Attention: Ralph Neighbors

If to the Shareholder:
Diligent Board Member Services, LLC
310 Fifth Avenue, 7th Floor
New York, NY 1001
Attention: Brian Henry, Manager

If to the Company:
Diligent Board Member Services, Inc.
310 Fifth Avenue, 7th Floor
New York, NY 1001
Attention: Independent Directors

with a copy to:
McDouall Stuart Securities Limited
Level 6, Bayleys Tower
28 Brandon Street
Wellington
New Zealand
Attention: Geoff Senescall

3.4 Miscellaneous. The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Escrow Agreement shall be deemed to impose upon Escrow Agent any duty to qualify to do business or to act as fiduciary, or otherwise, in any jurisdiction other than the state in which the Escrow Agent’s address for notice purposes is located. Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement amendatory or supplemental hereto.

3.5 Headings. The descriptive headings of this Agreement exist for convenience only and do not constitute a substantive part of this Agreement.

3.6 Multiple Counterparts; Electronic Transaction. This Agreement may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original, and such counterparts shall constitute but one and the same instrument. In addition, the transaction described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

3.7 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each of the parties to this Agreement hereby consents to the personal jurisdiction and venue of the federal and state courts located in the state where the Escrow Agent’s office for notice purposes is located.

3.8 Third Party Beneficiaries. Each shareholder of the Company who holds shares that are traded on the New Zealand Stock Exchange that were issued in the Offer (as defined in the Deed) shall be a third-party beneficiary of the Company’s rights under this Agreement and shall be entitled to demand that the independent directors of the Company enforce this Agreement in accordance with Section 5.1 of the Deed.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

UMB BANK, N.A.

By: /s/ Ralph Neighbors
Name: Ralph Neighbors
Title: Vice President

DILIGENT BOARD MEMBER SERVICES, LLC

By: /s/ Brian Henry
Brian Henry, Manager

DILIGENT BOARD MEMBER SERVICES, INC.

By: /s/ Brian Henry
Name: Brian Henry
Title: CEO